UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

VIVINT SMART HOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 377-9111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 6, 2022, Vivint Smart Home, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, NRG Energy, Inc., a Delaware corporation (“Parent”), and Jetson Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. Following the execution of the Merger Agreement, the Company entered into certain compensatory arrangements with the Company’s officers as described below to mitigate certain adverse tax consequences under Section 280G or 4999 of the Internal Revenue Code of 1986, as amended, that could arise in connection with the transactions contemplated by the Merger Agreement (the “280G Tax Consequences”).

Acceleration of Payments Letters with Dana Russell, Daniel Garen and Rasesh Patel

On December 28, 2022, the Company’s Board of Directors, upon recommendation of the Company’s Compensation Committee, approved the Company’s execution of an Acceleration of Payments Letter with each of the Company’s Chief Financial Officer, Dana Russell, the Company’s Chief Ethics and Compliance Officer, Daniel Garen, and the Company’s Chief Operating Officer, Rasesh Patel (collectively, the “Acceleration Letters” and each executive, an “Executive”). Pursuant to the terms of the Acceleration Letters, to mitigate the 280G Tax Consequences, the Company has elected to accelerate the timing of the vesting and settlement, to December 28, 2022, of outstanding time-based restricted stock units (“RSUs”) granted pursuant to the Company’s 2020 Omnibus Incentive Plan, as follows: (i) 88,029 RSUs held by Mr. Russell that would otherwise be eligible to vest on May 16, 2023; (ii) 21,972 aggregate RSUs held by Mr. Garen that would otherwise be eligible to vest on each of March 1, 2023 (with respect to 8,929 RSUs) and August 23, 2023 (with respect to 13,043 RSUs); and (iii) 88,732 RSUs held by Mr. Patel that would otherwise be eligible to vest on May 16, 2023; provided, that if any Executive ceases to be employed with the Company prior to the date which any of the equity awards described in the respective Acceleration Letter would otherwise vest, subject to any outstanding accelerated vesting provisions, such Executive will repay to the Company, within 30 days following such termination, an amount equal to the product of (x) the number of RSUs that would not have vested absent the relevant Acceleration Letter and (y) the value of a share of the Company’s common stock on the repayment date (provided that, if the Merger has occurred, the value in clause (y) shall be $12.00).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Garner B. Meads, III
Name: Garner B. Meads, III
Title: Chief Legal Officer and Secretary

Date: December 30, 2022